As Filed With the Securities and Exchange Commission on September 28, 2007

Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

            INVESTMENT COMPANY ACT OF 1940             ☒

                                  Amendment No. 20                              ☒

(Check appropriate box or boxes) [X]

BLACKROCK MASTER LLC

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

1-800-441-7762

(Registrant’s Telephone Number, Including Area Code)

Robert C. Doll, Jr.

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:
Counsel for the LLC: Joel H. Goldberg, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6018	Howard Surloff, Esq. BlackRock Advisors LLC 100 Bellevue Parkway Wilmington, DE 19809

EXPLANATORY NOTE

        This Registration Statement has been filed by BlackRock Master LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

        This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

        BlackRock Master LLC (the “Master LLC”) is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998. On June 15, 2007, the Master LLC converted to a Delaware limited liability company. On September 6, 2000 the Master LLC changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. On or about September 29, 2006, the Master LLC changed its name from Mercury Master Trust to BlackRock Master Trust. On June 15, 2007 the Master LLC changed its name from BlackRock Master Trust to BlackRock Master LLC. BlackRock Master International Portfolio (“International Portfolio”) and BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each separate series of the Master LLC. Each Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of each Portfolio can be achieved.

        BlackRock Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 9 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock International Fund of BlackRock Series, Inc. (“BlackRock International”), as filed with the Commission on September 27, 2007, and as amended from time to time; and (b) Post-Effective Amendment No. 12 of the Registration Statement on Form N-1A (Securities Act File No. 333-85731 and Investment Company Act File No. 811-08797) of BlackRock Small Cap Growth Fund II of BlackRock Series, Inc. (“BlackRock Small Cap Growth”), as filed with the Commission on September 28, 2007, and as amended from time to time (each, a “Registration Statement” and, collectively, the “BlackRock Registration Statements”).

BlackRock International, BlackRock Small Cap Growth and any other feeder fund that may invest in the Master LLC is referred to herein as a “Feeder Fund.”

PART A
September 28, 2007
BlackRock Master LLC

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies and Related Risks.

       (a) Investment Objectives.

       International Portfolio

        The investment objective of the Portfolio is to seek long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located outside the United States. In other words, the Portfolio tries to choose investments located outside the United States that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

       Small Cap Growth Portfolio

        The investment objective of the Portfolio is to seek long-term capital growth. In other words, the Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

       (b) Implementation of Investment Objectives.

       International Portfolio

       Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objective.

        The Portfolio will, under normal circumstances, invest at least 80% of its total assets in equity securities of a number of different countries throughout the world. Equity securities consist of:

•	Common Stock
•	Preferred Stock
•	Securities convertible into Common Stock
•	Derivative securities or instruments, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

        The Portfolio considers a company to be “located” in the country where:

•	It is legally organized, or
•	The primary trading market for its securities is located, or
•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

        The Portfolio chooses investments predominantly using a “bottom up” investment style using a global sector-based investment process.

        In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources

A-2

•	value of assets
•	sales and earnings growth
•	product development
•	quality of management
•	overall business prospects

        A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. Portfolio management analyzes individual stocks within specific sectors and compares them to investment opportunities in other areas of the market. Portfolio management then allocates the Portfolio’s investments to those areas of each market that it believes provide the best combination of risk versus reward.

        The Portfolio invests in securities of companies located in developed countries and countries with emerging capital markets outside the United States. The Portfolio may invest, without limit, in countries with emerging capital markets, including countries in Eastern Europe, Latin America and the Far East. The Portfolio will invest in part based on the Portfolio’s evaluation of a country’s economic, political and social factors. The Portfolio may invest in debt securities that are issued together with a particular equity security.

        The Portfolio may invest in companies of any size, but tends to focus on medium and large companies. The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it decides what securities to sell.

       Other Strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies:

        The Portfolio will normally invest a portion of its assets in dollar-denominated or in short-term instruments, such as money market securities and repurchase agreements for temporary emergency purposes or to meet redemptions. The Portfolio may also invest, without limit, in short-term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

        The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps.

        The Portfolio may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

       Small Cap Growth Portfolio

       Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objective:

        In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes have above average prospects for earnings growth. The Portfolio may also invest in securities that Portfolio management believes are undervalued.

A-3

        The Portfolio will, under normal circumstances, invest at least 80% of its assets in equity securities of small cap companies and invest at least 80% of its assets in securities or instruments of issuers located in the United States. This is a non-fundamental policy of the Portfolio and may not be changed without 60 days prior notice to shareholders. The Portfolio will not sell a company’s securities solely because that company’s market capitalization rises above the Portfolio’s definition of small cap company. A company’s market capitalization may go up or down due to market fluctuations. Equity securities consist of:

•	Common Stock
•	Preferred Stock
•	Securities convertible into Common Stock
•	Derivative securities or instruments such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

        A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors, such as:

•	sales and earnings growth
•	quality of management
•	financial resources
•	product development
•	overall business prospects
•	position to take advantage of new technologies or emerging industries
•	value of assets

        A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

        The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio may engage in active and frequent trading of its investments. Frequent trading will increase the Portfolio’s commission costs, and may increase taxable dividends to Portfolio shareholders. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it decides what securities to sell.

       Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

        The Portfolio may invest in debt securities that are issued together with a particular equity security. The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps. The Portfolio may also purchase securities in initial public offerings.

A-4

        The Portfolio may invest in equity securities of companies of any market capitalization located outside the United States. Normally, foreign investments will represent 10% or less of the Portfolio’s assets.

        The Portfolio may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

        The Portfolio will normally invest most of its assets as described above. The Portfolio may, however, invest in short-term instruments, such as money market securities and repurchase agreements for temporary emergency purposes, including to meet redemptions. The Portfolio may also invest, without limit, in short-term investments, including money market funds, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

       (c) Risks

        Set forth below is a summary discussion of the general risks of investing in a Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its objective, or that a Portfolio’s performance will be positive over any period of time. Investors may lose money investing in a Portfolio.

       Set forth below are the main risks of investing in International Portfolio.

        Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies.

        Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

A-5

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States.

Currency Risk — Securities and other instruments in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as in the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Portfolio Assets Outside the United States — The Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

A-6

        Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

        Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

        Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

        Geographic Concentration Risk — The Portfolio may invest from time to time a substantial amount of its assets in issuers located in a single country or a limited number of countries. If the Portfolio concentrates its investments in this manner, it assumes the risk that economic, political and social conditions in those countries will have a significant impact on its investment performance. The Portfolio's investment performance may also be more volatile if it concentrates its investments in certain countries, especially emerging market countries.

       The International Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

        Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

        Debt Securities — Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

        Derivatives — The Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

A-7

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

        The Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

        Because the Portfolio may use derivatives to seek to enhance returns, its investments will expose the Portfolio to the risks outlined above to a greater extent than if the Portfolio used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

        Indexed and Inverse Securities — The Portfolio may invest in securities whose potential returns are directly related to changes in an underlying index, known as indexed securities. The return on indexed securities will rise when the underlying index rises and fall when the index falls. The Portfolio may also invest in securities whose return is inversely related to changes in an index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index goes up and increase when that index goes down. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

        Illiquid Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

        Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

        Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

A-8

        Securities Lending — The Portfolio may lend securities with a value up to 33 1 /3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

        Borrowing and Leverage Risk — The Portfolio may borrow to buy securities, which is a form of leverage. The Portfolio may also borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Leverage increases the Portfolio’s exposure to risk by increasing its total investments. If the Portfolio borrows money to make more investments than it otherwise could or to meet redemptions, and the Portfolio’s investments go down in value, the Portfolio’s losses will be magnified. Although the principal of the borrowings will be fixed, the Portfolio’s assets may change in value during the time the borrowings are outstanding so that the amount the Portfolio owes may come to exceed the value of the Portfolio’s assets. Borrowing will cost the Portfolio interest expenses and other fees. To the extent the income derived from securities purchased with borrowed funds exceeds the interest and other fees the Portfolio will have to pay, the Portfolio’s net income will be greater than if borrowing were not used. Conversely, if the income from the assets purchased with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Portfolio will be less than if borrowing were not used, and, therefore, the amount available for distribution to shareholders as dividends will be reduced. If the Portfolio borrows to purchase securities, the management fee paid by the Portfolio will be higher than if the Portfolio does not borrow because the fees paid are calculated based on the Portfolio’s net assets plus the proceeds of any outstanding borrowings used for leverage. Certain derivative securities that the Portfolio may buy or other techniques that the Portfolio may use may also create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

        When Issued and Delayed Delivery Securities and Forward Commitments — The Portfolio may purchase or sell securities that it is entitled to receive on a when-issued basis. The Portfolio may also purchase or sell securities on a delayed delivery basis and through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

        Investment in Other Investment Companies — The Portfolio may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

       Set forth below are the main risks of investing in Small Cap Growth Portfolio.

        Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies.

        Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Portfolio’s investment in a small cap or emerging growth company may lose substantial value.

        The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.

        Growth Investing Style Risk — The Portfolio follows an investing style that favors growth investments. Historically, growth investments have performed best during the later stages of economic expansion. Therefore, the growth investing style may over time go in and out of favor. At times when the growth investing style is out of favor, the Portfolio may underperform other equity funds that use different investing styles.

A-9

       The Small Cap Growth Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

        Initial Public Offering Risk — The volume of initial public offerings and the levels at which newly issued stocks trade in the secondary market are affected by the performance of the overall stock market. When an initial public offering is brought to the market, availability may be limited and the Portfolio may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

        Foreign Securities Risk — The Portfolio may invest in issuers located in countries other than the United States. This may expose the Portfolio to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates
•	The costs of non-U.S. securities transactions are often higher than those of U.S. transactions
•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States
•	Foreign holdings may be adversely affected by foreign governmental action
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings
•	The economies of certain countries may compare unfavorably with the U.S. economy
•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

        Borrowing and Leverage Risk — The Portfolio may borrow to buy securities, which is a form of leverage. The Portfolio may also borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Leverage increases the Portfolio’s exposure to risk by increasing its total investments. If the Portfolio borrows money to make more investments than it otherwise could or to meet redemptions, and the Portfolio’s investments go down in value, the Portfolio’s losses will be magnified. Although the principal of the borrowings will be fixed, the Portfolio’s assets may change in value during the time the borrowings are outstanding so that the amount the Portfolio owes may come to exceed the value of the Portfolio’s assets. Borrowing will cost the Portfolio interest expenses and other fees. To the extent the income derived from securities purchased with borrowed funds exceeds the interest and other fees the Portfolio will have to pay, the Portfolio’s net income will be greater than if borrowing were not used. Conversely, if the income from the assets purchased with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Portfolio will be less than if borrowing were not used, and, therefore, the amount available for distribution to shareholders as dividends will be reduced. If the Portfolio borrows to purchase securities, the management fee paid by the Portfolio will be higher than if the Portfolio does not borrow because the fees paid are calculated based on the Portfolio’s net assets plus the proceeds of any outstanding borrowings used for leverage. Certain derivative securities that the Portfolio may buy or other techniques that the Portfolio may use may also create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

A-10

        Derivatives — The Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

        The Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

        Because the Portfolio may use derivatives to seek to enhance returns, its investments will expose the Portfolio to the risks outlined above to a greater extent than if the Portfolio used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

        Securities Lending — The Portfolio may lend securities with a value up to 33 1 /3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

        Illiquid Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

        Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

A-11

        Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

        Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

        Debt Securities — Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

        Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

       (d) Portfolio Holdings.

        For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 12 business days after the end of the month to which the information applies.

Item 5. Management, Organization and Capital Structure.

       (a)(1) Investment Adviser

        BlackRock Advisors, LLC, the Master LLC’s Investment Adviser, manages each Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. The Investment Adviser is a wholly owned subsidiary of BlackRock, Inc. (“BlackRock”). On September 29, 2006, BlackRock consummated a transaction with Merrill Lynch & Co., Inc. (“ML & Co.”) whereby ML & Co.’s investment management business combined with that of BlackRock to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management. The combined company offers a full range of equity, fixed income, cash management and alternative investment products with strong

A-12

representation in both retail and institutional channels, in the United States and in non-U.S. markets. The new company has over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe.

        With respect to International Portfolio, the Investment Adviser receives a fee at the annual rate of 0.75% of the International Portfolio’s average daily net assets not exceeding $500 million and 0.70% of the International Portfolio’s average daily net assets in excess of $500 million. With respect to Small Cap Growth Portfolio, the Investment Adviser receives a fee at the annual rate of 0.70% of the Small Cap Growth Portfolio’s average daily net assets.

        The Investment Adviser has sub-advisory agreements with BlackRock Investment Management International Limited (“BIMIL”) and BlackRock Capital Management, Inc. (“BCM”), each an affiliate, under which the Investment Adviser pays a fee for services it receives. BIMIL is the sub-adviser for the International Portfolio and BCM is the sub-adviser for the Small Cap Growth Portfolio, and each are referred to herein as a “Sub-Adviser.” Each Sub-Adviser and its affiliates have the responsibility for making all investment decisions for the applicable Portfolio. The Investment Adviser pays each Sub-Adviser a monthly fee at the annual rate equal to a percentage of the Investment Adviser’s advisory fee that it receives from the applicable Portfolio.

        Prior to September 29, 2006, Merrill Lynch Investment Managers International Limited (“MLIMIL”) acted as the International Portfolio’s Investment Adviser and Fund Asset Management, L.P. (“FAM”) acted as the Small Cap Growth Portfolio’s Investment Adviser. MLIMIL and FAM were each an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., and each was compensated at the same advisory fee rates indicated above. For the fiscal year ended May 31, 2007, the Investment Adviser and MLIMIL received a fee from the International Portfolio at the annual rate of 0.75% of the International Portfolio’s average daily net assets. For the fiscal year ended May 31, 2007, the Investment Adviser and FAM received a fee from Small Cap Growth Portfolio at the annual rate of 0.70% of the Small Cap Growth Portfolio’s average daily net assets.

        A discussion of the basis for the Board of Directors approval of the Investment Advisory Agreements with BlackRock Advisors LLC is included in semi-annual shareholder reports of BlackRock Small Cap Growth and BlackRock International for the fiscal period ended November 30, 2006. A discussion of the Board of Directors approval of the applicable Sub-Advisory Agreement will be included in the BlackRock International or BlackRock Small Cap Growth semi-annual shareholder report for the fiscal period ended November 30, 2006.

Conflicts of Interest

        The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Master LLC. The Investment Adviser and its affiliates (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc., BlackRock Inc., PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), (collectively, the “Affiliates”), are involved with a broad spectrum of financial services and asset management activities, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLC and may result in an Affiliate having positions that are adverse to those of the Master LLC. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate may compete with the Master LLC for appropriate investment opportunities. In addition, the Master LLC may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master LLC also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. The Master LLC may also make brokerage and other payments to an Affiliate in connection with the Master LLC’s portfolio investment transactions.

        Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities

A-13

lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

        The activities of the Investment Adviser and its affiliates may give rise to other conflicts of interest that could disadvantage the Master LLC and its shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

       (a)(2) Portfolio Manager(s).

        The International Portfolio is managed by Richard Turnill and Sue Meng Chan.

        The Small Cap Growth Portfolio is managed by Neil Wagner, Andrew F. Thut and Eileen Leary.

       (b) Capital Stock.

        Investors in the Master LLC have no preemptive or conversion rights, and beneficial interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

        Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

        Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 6 herein.

A-14

Item 6. Shareholder Information.

       (a) Pricing of Interests in the Master LLC

        The net asset value of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the Portfolio. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        The aggregate net asset value of a Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

        Securities of small cap and emerging growth companies may trade less often and/or in lower volumes than those of larger capitalization companies. Thus, changes in the value of Small Cap Growth Portfolio’s holdings may occur between the time when the Portfolio’s net asset value is calculated and the time the prices of the Portfolio’s holdings next change and the Portfolio may be required to fair value these securities.

        A Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, market volatility or other occurrences or events that affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the market prices for such securities determined prior to the close of the NYSE. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded and prior to the time at which the Portfolio’s net asset value is determined, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.

        The Portfolios generally value fixed income portfolio securities using market prices provided by an independent pricing service approved by the Master LLC’s Board of Directors. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Portfolio’s independent pricing service using a matrix pricing system or other methodologies approved by the Directors or by the Investment Adviser’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

        The Board has adopted valuation procedures for each Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect the Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Portfolio. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

A-15

        If, after the close of the principal market on which a security held by a Portfolio is traded and before the time as of which the Portfolio’s net asset value is calculated that day, a significant event occurs that the Investment Adviser determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Investment Adviser will use its best judgment to determine a fair value for that security. The Investment Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Portfolio may use adjusted foreign securities prices provided by an independent pricing service approved by the Board of Directors to take such volatility into account.

        Each Portfolio’s use of fair value pricing is designed to ensure that the Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by a Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

        Each investor in the Master LLC may add to or reduce its investment in a Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in a Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in such Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in such Portfolio after the close of business of the NYSE or the next determination of the aggregate net asset value of the Portfolio.

       (b) Purchase of Interests in the Master LLC.

        Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the Master LLC.

        The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

       (c) Redemption of Interests in the Master LLC.

        A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

A-16

       (d) Dividends and Distributions

        Not applicable.

       (e) Frequent Purchase and Redemption of Master LLC Interests.

        The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account — How to Buy, Sell, Transfer and Exchange Shares — Short Term Trading” in Part A of the BlackRock Registration Statements for more information.

        (f) Tax Consequences.

        The Master LLC intends to operate as a partnership for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. Distribution Arrangements.

       (a) Sales Loads.

        Not applicable.

       (b) 12b-1 Fees.

        Not applicable.

       (c) Multiple Class and Master Feeder Funds.

        The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

        The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

        A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

        The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder’ structure, please see Part A of the BlackRock Registration Statements under “Master/Feeder Structure.”

A-17

PART B
September 28, 2007
BlackRock Master LLC

Item 9. Cover Page and Table of Contents.

        This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of BlackRock Master LLC (the “Master LLC”), dated September 28, 2007, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC’s Part A.

        BlackRock Master International Portfolio (“International Portfolio”) and BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each a separate series of BlackRock Master LLC (the “Master LLC”).

        As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 9 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock International Fund of BlackRock Series, Inc. (“BlackRock International”), as filed with the Commission on September 27, 2007, and as amended from time to time (“BlackRock International Registration Statement”); and (b) Post-Effective Amendment No. 12 of the Registration Statement on Form N-1A (Securities Act File No. 333-85731 and Investment Company Act File No. 811-08797) of BlackRock Small Cap Growth Fund II of BlackRock Series, Inc. (“BlackRock Small Cap Growth”), as filed with the Commission on September 28, 2007, and as amended from time to time (“BlackRock Small Cap Growth Registration Statement”) (each, a “Registration Statement” and, collectively, the “BlackRock Registration Statements”). Part A of the BlackRock International Registration Statement includes the prospectus of BlackRock International. Part B of the BlackRock International Registration Statement includes the statement of additional information of BlackRock International. Part A of the BlackRock Small Cap Growth Registration Statement includes the prospectus of BlackRock Small Cap Growth. Part B of the BlackRock Small Cap Growth Registration Statement includes the statement of additional information of BlackRock Small Cap Growth. The Master LLC is part of a “master/feeder” structure. The Feeder Funds invest all of their assets in beneficial interests in the Master LLC. The Feeder Funds are currently the only feeder funds that invest in the Master LLC.

B-1

Item 10. Master LLC History.

        The Master LLC is an open-end investment company that was organized on April 23, 1998 as a statutory trust under the laws of the State of Delaware. On or about September 29, 2006, the Master LLC changed its name from Mercury Master Trust to BlackRock Master Trust. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company, and changed its name from BlackRock Master Trust to BlackRock Master LLC.

Item 11. Description of the Master LLC and Its Investments and Risks.

        The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

        Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master LLC, the types of securities purchased by the Master LLC, the investment techniques used by the Master LLC, and certain risks relating thereto, as well as other information relating to the Master LLC’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statements and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statements.

        Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statements.

Item 12. Management of the Master LLC.

       (a) Management Information.

        The Board of Directors of the Master LLC consists of five individuals, four of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve as Directors of the Feeder Funds. The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

        At a shareholder meeting held on September 7, 2007, the shareholders of the Portfolios and the Master LLC elected new Boards, increasing the size of the Boards to thirteen Directors. The term of office of the new Board members is expected to commence on or about November 1, 2007.

        Biographical Information. Certain biographical and other information relating to the non-interested Directors is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address(a) and Birth Year of Director	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (1940)(c)	Director	Director since 1998	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2001; Chairman of Wave Hill, Inc., from 1990 to 2006. Trustee of Phillips Exeder Academy from 2002 to present.	17 registered investment companies consisting of 24 portfolios	None

James Flynn (1939)	Director	Director since 1998	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	17 registered investment companies consisting of 24 portfolios	None

W. Carl Kester (1951)	Director	Director since 1998	Deputy Dean for Academic Affairs, Harvard Business School since 2006; Mizuho Financial Group, Professor of Finance, Harvard Business School, Unit Head, Finance from 2005 to 2006; Senior Associate Dean and Chairman of the MBA Program of Harvard Business School, 1999 to 2005, Member of the Faculty of Harvard Business School since 1981; Independent Consultant since 1978.	17 registered investment companies consisting of 24 portfolios	None

Karen P. Robards (1950)(d)	Director	Director since 1998	Director of Care Investment Trust, Inc. a healthcare REIT, since 2007; Partner of Robards & Company LLC, a financial advisory firm since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. from 1996 to 2005; Director of Atricure, Inc. since 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987,	17 registered investment companies consisting of 24 portfolios	AtriCure, Inc. (medical devices)

(a)	The address of each Director and officer listed above is P.O. Box 9095, Princeton, New Jersey 08543-9095.
(b)	Each Director serves until his or her successor is elected and qualified or until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Master LLC’s by-laws or charter or by statute.
(c)	Chairman of the Audit Committee.
(d)	Chair of the Board of Directors.

B-2

        Certain biographical and other information relating to the Director who is an officer and “interested person” of the Master LLC as defined in the Investment Company Act and to the other officers of the Master LLC is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address(a) and Birth Year	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (1954)(c)	President and Director	Director (d) and President since 2005	Vice Chairman and Director of BlackRock Inc., Global Chief Investment Officer for Equities, Chairman of the BlackRock Operating Committee, and member of the BlackRock Executive Committee since 2006; President of the Funds advised by Merrill Lynch Investment Managers L.P. (“MLIM”) and its affiliates (“MLIM/FAM-advised funds”) from 2005 to 2006 and Chief Investment Officer thereof from 2001 to 2006; President of MLIM and Fund Asset Management, L.P. (“FAM”) from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) and President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	120 registered investment companies consisting of 161 portfolios	None

Donald C. Burke (1960)	Vice President and Treasurer	Vice President since 1993 and Treasurer since 1998	Managing Director of BlackRock Inc., since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. and Fund Asset Management L.P. in 2006; First Vice President of MLIM and FAM from 1997 to 2005 and Treasurer thereof from 1999 to 2006; Vice President of MLIM and FAM from 1990 to 1997.	258 registered investment companies consisting of 574 portfolios	None

Karen Clark (1965)	Chief Compliance Officer	Chief Compliance Officer since 2007	Managing Director of BlackRock, Inc. and Chief Compliance Officer of certain BlackRock-advised funds since 2007; Director of BlackRock, Inc. from 2005 to 2007; Principal and Senior Compliance Officer, State Street Global Advisors, from 2001 to 2005; Principal Consultant, PricewaterhouseCoopers, LLP from 1998 to 2001; and Branch Chief, Division of Investment Management and Office of Compliance Inspections and Examinations, U.S. Securities and Exchange Commission, from 1993 to 1998.	121 registered investment companies consisting of 161 portfolios	None

Howard Surloff (1965)	Fund Secretary	Fund Secretary since 2007	General Counsel of U.S. Funds at BlackRock, Inc. (since January 2006); General Counsel (U.S.), Goldman Sachs Asset Management (1993 to 2006).	252 registered investment companies consisting of 568 portfolios	None

(a)	The address of each Director and officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.
(b)	Each officer is elected by and serves at the pleasure of the Board of Directors of the Master LLC.
(c)	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his current and former positions with BlackRock, Inc. and its affiliates.
(d)	As a Director, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Master LLC’s by-laws or charter or by statute.

B-3

       (b) Board of Directors.

        Each non-interested Director is a member of the Master LLC’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation, retention and oversight of the Master LLC’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Master LLC management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Master LLC; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Master LLC’s independent registered public accounting firm; and (iv) consider information and comments of the independent registered public accounting firm with respect to the Master LLC’s accounting and financial reporting policies, procedures and internal control over financial reporting and Master LLC management’s responses thereto. The Board of the Master LLC has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended May 31, 2007.

        Each non-interested Director is also a member of the Master LLC ’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Directors of the Master LLC and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the nomination of the Master LLC’s non-interested Directors, the Nominating Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the fiscal year ended May 31, 2007.

        Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2006 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Master LLC	Aggregate Dollar Range of Securities in Supervised Funds
Interested Director:
Robert C. Doll, Jr.	N/A	over $100,000
Non-Interested Directors:
David O. Beim	N/A	over $100,000
James Flynn	N/A	over $100,000
W. Carl Kester	N/A	over $100,000
Karen P. Robards	N/A	over $100,000

        As of the date of this Part B, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding shares of the Portfolios. As of June 30, 2007, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Investment Adviser.

B-4

Compensation of Directors

        Each non-interested Director receives an aggregate annual retainer of $112,750 for his or her services to the BlackRock-advised funds, including the Master LLC. The portion of the annual retainer allocated to the BlackRock-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Director receives a fee per in-person Board meeting attended and per in-person Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Director totals $48,000 for all BlackRock-advised funds for which that Director serves and are allocated equally among those funds. The Chairman of the Board receives an additional retainer in the amount of $40,000 and the Chairman of the Audit Committee receives an additional annual retainer in the amount of $10,000, each of which is paid quarterly and allocated to each BlackRock-advised fund for which the Trustee provides services based on the relative net assets of each fund.

        The following table sets forth the compensation earned by the non-interested Trustees/Directors for the fiscal year ended May 31, 2007 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar ended December 31, 2006.

Name	Compensation from the Master LLC	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Aggregate Compensation from the Master LLC and Other BlackRock-Advised Funds (a)
David O. Beim(b)	$12,852	None	$186,083
James Flynn	$13,230	None	$176,083
W Carl Kester	$13,230	None	$176,083
Karen Robards(c)	$15,715	None	$216,083

(a)	For the number of BlackRock-advised funds from which each Director receives compensation, see chart beginning on p. B-3.
(b)	Chairman of the Audit Committee.
(c)	Chair of the Board of Directors.

       (d) Sales Loads.

        Not Applicable

       (e) Code of Ethics.

        The Master LLC, the Feeder Funds, the Investment Adviser, the Sub-Advisors, FAMD and BlackRock Distributors, Inc. each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

       (f) Proxy Voting Policies.

        Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statements.

B-5

Item 13. Control Persons and Principal Holders of Securities.

        The following table sets forth control persons and principal holders of interests of the Portfolios as of September 21, 2007.

Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolios(a)	Percentage of Ownership of the Master LLC
International Portfolio	BlackRock International Fund of BlackRock Series, Inc. P.O. Box 9011 Princeton, New Jersey 08543-9011	100% (b)	18.18%

Small Cap Growth Portfolio	BlackRock Small Cap Growth Fund II of BlackRock Series, Inc. P.O. Box 9011 Princeton, New Jersey 08543-9011	100% (b)	81.82%

(a)	Reflects either direct ownership of the Portfolios, or indirect ownership through one of a Fund’s owners.
(b)	Ownership of interest of the Portfolio is direct.

        All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

Item 14. Investment Advisory and Other Services.

        The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.

        Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statements and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statements. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statements under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statements
Item 14(a)	Part I: Management and Advisory Arrangements(a) Part II: Management and Other Service Arrangements(b)

Item 14(c)	Part I: Management and Advisory Arrangements(a) Part II: Management and Other Service Arrangements(b)

Item 14(d)	Part I: Management and Advisory Arrangements(a)

Item 14(e)	Not Applicable

Item 14(f)	Not Applicable

Item 14(g)	Not Applicable

Item 14(h)	Part A — Back Cover Part II: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency Services.”
(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

        BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania, 19406, and FAM Distributors, Inc. (“FAMD”), 800 Scudders Mill Road, Plainsboro, New Jersey 08536, each an affiliate of the Investment Adviser, each acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BlackRock Distributors, Inc. receives no compensation for acting as placement agent for the Master LLC.

B-6

Item 15. Portfolio Manager(s).

        Not Applicable.

Item 16. Brokerage Allocation and Other Practices.

        Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statements.

Item 17. Capital Stock and Other Securities.

        The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

        Effective June 15, 2007, the Master LLC is organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a statutory trust under the laws of the State of Delaware. Each Portfolio is entitled to vote in proportion to its investment in the Master LLC. Each Portfolio will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

        Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

        The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

       (a) Purchase of Interests in the Master LLC.

        The aggregate net asset value of the Master LLC is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “NYSE”) on each day the Exchange is open for trading based upon prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

B-7

        The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the Exchange is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business on the Exchange or the next determination of the aggregate net asset value of the Master LLC.

        Securities that are held by the Master LLC that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official closing price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Master LLC. Short positions traded in the over-the-counter (“OTC”) market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

        Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

        The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

        Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Master LLC’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Master LLC’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by the Investment Adviser using a pricing service and/or procedures approved by the Master LLC’s Board of Directors.

        Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

B-8

        There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

        The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

        A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

       (b) Fund Reorganizations.

        Not Applicable.

       (c) Offering Price.

        Not Applicable.

       (d) Redemptions in Kind.

        Not Applicable.

       (e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Shares.

        Not Applicable.

Item 19. Taxation of the Master LLC.

        The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Master LLC as a partnership, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

        The Master LLC’s fiscal year end is May 31. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

        It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.

        Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

B-9

        If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Master LLC, i.e. the Feeder Fund, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

        The Master LLC may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.

        The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.

        The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 20. Underwriters.

        The exclusive placement agent for the Master LLC is BDI (the “Placement Agent”), an affiliate of the Investment Adviser. Pursuant to the Placement Agency Agreements, the Master LLC agrees to pay a Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 21. Calculation of Performance Data.

        Not Applicable.

Item 22. Financial Statements.

        The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2007 Annual Report of each Fund. You may request a copy of the Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time Monday through Friday.

B-10

Part C. Other Information

Item 23. Exhibits.

Exhibit Number
1(a)	—	Declaration of Trust of Registrant(1)
1(b)	—	Amendment No. 1 to Declaration of Trust of Registrant(1)
1(c)	—	Certificate of Trust(1)
1(d)	—	Certificate of Amendment of Certificate of Trust(1)
1(e)	—	Certificate of Amendment of Certificate of Trust(2)
1(f)	—	Certificate of Amendment of Certificate of Trust(3)
1(g)	—	Amendment No. 2 to Declaration of Trust of Registrant(4)
1(h)	—	Amendment No. 3 to Declaration of Trust of Registrant(4)
1(i)	—	Certificate of Amendment of Certificate of Trust(5)
1(j)	—	Amendment No. 4 to Declaration of Trust of Registrant(5)
1(k)	—	Amendment No. 5 to Declaration of Trust of Registrant(8)
1(l)	—	Certificate of Amendment of Certificate of Trust(8)
1(m)	—	Amendment No. 6 to Declaration of Trust of Registrant(9)
1(n)	—	Certificate of Amendment of Certificate of Trust(9)
1(o)	—	Amendment No. 7 to Declaration of Trust of Registrant(13)
1(p)	—	Certificate of Amendment of Certificate of Trust(13)
1(q)	—	Certificate of Amendment of Certificate of Trust*
1(r)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.*
2	—	Bylaws of Registrant*
3	—	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above
4(a)	—	Investment Advisory Agreement between the Registrant on behalf of BlackRock Master International Portfolio and BlackRock Advisors, LLC*
4(b)	—	Sub-Advisory Agreement between BlackRock Advisors and BlackRock Investment Management International Limited with respect to BlackRock Master International Portfolio*
4(c)	—	Investment Advisory Agreement between the Registrant on behalf of BlackRock Master Small Cap Growth Portfolio and BlackRock Advisors, LLC*
4(d)	—	Sub-Advisory Agreement between BlackRock Advisors and BlackRock Capital Management, Inc. with respect to BlackRock Master Small Cap Growth Portfolio*
5	—	Not Applicable
6	—	Not Applicable
7	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co.(17)
8(a)	—	Placement Agent Agreement between Registrant and FAM Distributors, Inc.*
8(b)	—	Placement Agent Agreement between Registrant and BlackRock Distributors, Inc.*
8(c)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks(6)
8(d)	—	Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks, and certain other parties.(10)
8(e)	—	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(14)
8(f)	—	Form of Fourth Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(7)
8(g)	—	Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(19)
8(h)	—	Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(20)
8(i)	—	Administrative Services Agreement between State Street Bank and Trust Company and the Registrant(12)
8(j)	—	Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now BlackRock Investment Management LLC), dated August 10, 2001.(15)
9	—	Not Applicable
10	—	Not Applicable
11	—	Not Applicable
12(a)	—	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio(1)
12(b)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S.(10) Small Cap Growth Portfolio(5)
13	—	Not Applicable
14(a)	—	Not Applicable
15	—	Code of Ethics(17)
16	—	Power of Attorney(18)

*Filed herewith

C-1

(1)	Incorporated by reference to same numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049).
(2)	Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(3)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(4)	Incorporated by reference to identically numbered exhibit to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(5)	Incorporated by reference to identically numbered exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(6)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 31, 1999.
(7)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to Merrill Lynch Global Growth Fund’s Registration Statement on Form N-1A filed on December 4, 2003 (File No. 333-32899).
(8)	Incorporated by reference to identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(9)	Incorporated by reference to identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(10)	Incorporated by reference to exhibit (b)(2) to the Issuer Tender Offer on Schedule TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc., filed on December 14, 2001 (File No. 333-39837).
(11)	Incorporated by reference to identically numbered exhibit to Amendment No. 8 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(12)	Incorporated by reference to identically numbered exhibit 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund’s Registration Statement on Form N-1A (File No. 33-10794).
(13)	Incorporated by reference to identically numbered exhibit to Amendment No. 10 to Registrant’s Registration Statement (File No. 811-09049).
(14)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(15)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(16)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.
(17)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837) filed on November 13, 2006.
(18)	Incorporated by reference to Exhibit 16 of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Funds for Institutions Series (File 33-14190), filed on July 15, 2007.
(19)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329), filed on January 14, 2005.
(20)	Incorporated by reference to Exhibit 8(b)(6) to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Merrill Lynch U.S. Government Fund (File No. 2-92366), filed on December 21, 2005.

C-2

Item 24. Persons Controlled by or Under Common Control with Registrant.

        The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

        As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Company Agreement (Exhibit 1 to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

        Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

        Article VIII, Section 8.3 of the Registrant’s LLC Agreement provides:

        Section 8.3. Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

        (d) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

        (e) the Company shall be insured against losses arising by reason of any lawful advances; or

        (f) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

C-3

        Article VIII, Section 8.4 of the Registrant’s LLC Agreement further provides:

        Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company or any Series.

        As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Directors or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

        See Item 5 in Part A and Item 14 in Part B of this Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of BlackRock International (File No. 333-56203) and Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of BlackRock Small Cap Growth (File No. 333-85731).

Item 27. Principal Underwriters.

        (a) FAMD and BDI act as the placement agents for the Registrant and as placement agent or as the principal underwriter for each of the following open-end registered investment companies including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock International Value Fund, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, BlackRock Ready Assets Trust, BlackRock Real Investment Fund, BlackRock Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Technology Fund, Inc., BlackRock Value Opportunities Fund, Inc., BlackRock U.S. Treasury Money Fund, BlackRock U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock Mid Cap Value Opportunities Series, Inc.. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc., Multi-Strategy Hedge Advantage and Multi-Strategy Hedge Opportunities LLC.

        BDI currently acts as distributor for BlackRock Funds, BlackRock Funds II, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.

C-4

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Robert Zakem	President	None
Mitch Cox	Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Martin Byrne	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Officer	None

        The principal business address of each director, officer or partner of BDI is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.

The following is a list of the directors and executive officers of BDI:

Name	Position(s) with BDI
Steven Turowski	President; Chief Executive Officer
Michael Denofrio	Director
Nicholas Marsini	Director
Rita G. Adler	Chief Compliance Officer
John Munera	Anti-Money Laundering Officer
Jodi Jamison	Chief Legal Officer
Julie Bartos	Assistant Secretary; Assistant Clerk
Charlene Wilson	Treasurer; Chief Financial Officer;
Financial & Operations Principal
Maria Schaffer	Assistant Treasurer; Controller
Bruno Di Stefano	Vice President
Susan K. Moscaritolo	Vice President, Secretary & Clerk
Jason Greim	Assistant Vice President
Carol Bommarito	Assistant Vice President

        (c) Not applicable.

C-5

Item 28. Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 and FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as distributor).

(c) BlackRock Advisors, L.L.C., 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) BlackRock Capital Management, Inc., 100 Bellevue Parkway, Wilmington, Delaware, 19809, United States of America (records relating to its functions as sub-adviser to BlackRock Small Cap Growth) and BlackRock Investment Management International Limited, 33 King William Street, London, EC4R 9AS, England (records relating to its functions as sub-adviser to BlackRock International).

(e) PFPC, Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

Item 29. Management Services.

        Other than as set forth or incorporated by reference in Item 5 of the Registrant’s Part A and Item 12 and Item 14 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

        Not applicable.

C-6

SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on September 28, 2007.

BLACKROCK MASTER LLC (Registrant) By: /s/ Donald C. Burke (Donald C. Burke, Vice President and Treasurer)

C-7

Index to Exhibits

Exhibit Number	Description
1(q)	Certificate of Amendment of Certificate of Trust
1(r)	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007
2	Bylaws of the Registrant
4(a)	Investment Management Agreement between the Registrant on behalf of BlackRock Master International Portfolio and BlackRock Advisors, LLC
4(b)	Sub-Investment Advisory Agreement between BlackRock Advisors and BlackRock Investment Management International Limited with respect to BlackRock Master International Portfolio
4(c)	Investment Management Agreement between the Registrant on behalf of BlackRock Master Small Cap Growth Portfolio and BlackRock Advisors, LLC
4(d)	Sub-Investment Advisory Agreement between BlackRock Advisors and BlackRock Capital Management, Inc. with respect to BlackRock Master Small Cap Growth Portfolio
8(a)	Placement Agent Agreement between Registrant and FAM Distributors, Inc.
8(b)	Placement Agent Agreement between Registrant and BlackRock Distributors, Inc.